Exhibit 16.1

May 18, 2021

Securities and Exchange Commission

100F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Schmitt Industries, Inc. included in Item 4.01 of its Form 8-K dated May 13, 2021. We agree with the statements concerning our Firm contained therein.

Respectfully,

/s/ Moss Adams LLP